                            ASSET PURCHASE AGREEMENT

      ASSET PURCHASE AGREEMENT dated February 5, 2000 among WORLDWIDE HOUSEOFBOXING.COM INC. ("Acquiror"), a Delaware corporation, with principal offices located at 29 Northfield Avenue, West Orange, New Jersey 07052, WORLDWIDE ENTERTAINMENT & SPORTS CORP., with principal offices located at 29 Northfield Avenue, West Orange, New Jersey 07052 ("WWES"), and GARY RANDALL and DOUGLASS FISCHER, individuals whose principal offices are located at 688 South Santa Fe., Suite 201, Los Angeles, California (collectively, the "Sellers").

                                   WITNESSETH

      Whereas, the Sellers own all the right, title and interest in the Internet website specializing in boxing content known as House of Boxing ("HOB"), the domain name www.houseofboxing.com and all customized software and certain hardware related to such website (collectively, with HOB, the "HOB Business");

      Whereas, the Acquiror is a wholly owned subsidiary of Worldwide Entertainment & Sports Corporation, a publicly traded NASDAQ company ("WWES"), which is engaged in the business of providing professional representation for professional athletes and teams;

      Whereas, Sellers desire to sell to Acquiror and Acquiror wishes to buy from Sellers all of Sellers right, title and interest in the HOB Business on the date hereof, on the terms set forth herein (the "Acquisition"); and

      Whereas, each of the Sellers will, contemporaneously with the execution of this Asset Purchase Agreement, execute employment agreements with the Acquiror (the "Employment Agreements"), by which the Sellers will operate the HOB Business subject to the control of the Board of Directors of the Acquiror.

      NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the parties, intending to be legally bound, hereby represent, warrant and agree as follows:


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                                  I. DEFINITION

      1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings indicated below:

      "Additional Domain Names" shall refer to the domain names set forth on
Schedule 1.1.

      "Closing" shall mean the consummation of the transactions contemplated hereby on the date hereof.

      "Consents" shall refer to the consents or approval of any third party including any governmental agency required in connection with the Acquisition including, but not limited to, any consent required in connection with the transfer of the Assets as hereinafter defined or resulting from completion of the Acquisition required by or necessary to prevent any termination of a Material Contract referred to in Section 5.5 and listed in the Disclosure Schedules.

      "Contract" shall mean any agreement, contract, license, indenture, lease, mortgage, plan, arrangement, commitment or instrument including any note or other debt instrument (whether written or oral to the extent any of the foregoing represent binding obligations of a party).

      "Enforceability Exceptions" shall mean the extent to which enforceability of an obligation may be limited by applicable bankruptcy, insolvency, re-organization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

      "HOB Domain Name" shall mean the domain name www.houseofboxing.com.

      "Knowledge" shall mean with respect to a party's awareness of the presence or absence of a fact, event or condition (a) actual knowledge plus, if different, (b) the knowledge that would be obtained if such party conducted itself faithfully and exercised a sound discretion in the management of his own affairs. The knowledge of any party making a representation for warranties hereunder shall be attributable to all other parties making such representations for warranties.

      "Laws" shall mean all laws, common laws, rules, regulations, ordinances, codes, judgments, injunctions, orders, decrees, permits, policies and other requirements of the United States, including all local governments and all agencies and instrumentalities thereof, including any administrative agencies or administrative body created by any such government.


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

      "Liabilities" shall mean any indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement including the notes thereto.

      "Lien" means any mortgage, pledge, lien, encumbrance, charge, adverse claim or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any third party option or other agreement to sell and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

      "Material Adverse Effect" or "Material Adverse Change" with respect to a party means a change which would in the aggregate have material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or future business or financial condition on a consolidated or combined basis of such party.

      "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or governmental entity.

      "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxation required by any Law to be filed with any tax authority.

      "Software" shall refer to computer software other than off the shelf computer software which has not been customized.

      "Subsidiary" shall refer to any corporation or other entities in which a Person has a majority interest or which is otherwise controlled by such Person.

      "Taxation Authority" shall mean any taxing or other authority, whether of the United States or elsewhere, competent to impose any Taxation liability.

      "Taxes" shall mean:

      1. All taxes, duties, charges, levies, deductions or withholdings wherever imposed and whether of the United States or elsewhere including without limitation income tax, (including income tax required to be deducted or withheld from or accounted for in respect of any payment) capital gains tax, inheritance tax, corporation tax, withholding tax, social security and other similar contributions;


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

      2. Any interest penalty, fine and surcharge related to or arising in connection with any of the matters specified in the preceding sub-paragraph.

      "Transactions" shall mean, in respect of any party, all transactions set forth in or contemplated by this Agreement that involve, relate to or affect such party, including, without limitation, the Acquisition.

                              II. PURCHASE AND SALE

      2.1 Assets To Be Conveyed. Subject to the terms and conditions herein set forth, and on the basis of the mutual representations, warranties and covenants herein set forth, at the Closing (as hereinafter defined), the Sellers hereby sell, and Acquiror hereby buys, all assets of the Sellers related to the HOB Business and substantially all of the operating assets used in, or related to, the HOB Business (collectively the "Assets"), as more fully described in
Schedule 2.1, free and clear of all Liens, except as set forth in the Disclosure Schedules, including (but not limited to):

(1)   all equipment and other physical property related to the HOB Business;

(2) all of the Sellers' right, title and interest in, to and under all Material Contracts;

(3) all of the Sellers' right, title and interest in, to and under the HOB Domain Name;

(4) all of the Sellers' right, title and interest in, to and under the Additional Domain Names;

(5)   all customer lists relating to the HOB Business;

(6) all tradenames and trademarks utilized in the business, including, (but not limited to) "House of Boxing," "HOB" and "houseofboxing.com";

(7) all governmental licenses, operating certificates and permits, which may be transferred pursuant to applicable law;

(8)   all Software related to the HOB Business; and

(9) all books, papers, files, documents, and records (including without limitation, records stored on electronic media) pertaining to the Assets and HOB Business.

      2.2 Disclosure Schedules. The Sellers have delivered schedules relating to the Assets, the HOB Business and other matters as required herein (collectively, the "Disclosure Schedules")


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

setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedules shall be deemed to be part of this Agreement.

                          III. PURCHASE PRICE; PAYMENT

      3.1 Purchase Price; Payment.

            (a) The purchase price for the Assets shall be (x) $100,000 and (y) One Hundred Thousand (100,000) shares of restricted common stock of WWES (the "Restricted Shares").

            (b) The purchase price shall be payable as follows:

            (1) Cash Payment: Subject to the provisions of subsection (d) below, Acquiror shall pay the cash portion of the Purchase Price to Sellers as follows:

                  (i)   $40,000 to Sellers at Closing;

                  (ii) $20,000 to Sellers on or before the expiration of eight months from the Closing;

                  (iii) $20,000 to Sellers on or before the expiration of
                        sixteen months from the Closing; and

                  (iv) $20,000 to Sellers on or before the expiration of twenty four months from the Closing:

            (2) Issuance of Stock: The Restricted Shares shall be held in escrow by Acquiror and released to Sellers, subject to the provisions of subsection (d) below, as follows:

                  (i) 25,000 of the Restricted Shares to Sellers at Closing (provided that this shall mean that WWES shall instruct its transfer agent to issue such Restricted Shares to Sellers as soon as possible following Closing, but delivery will be made shortly thereafter in accordance with the transfer agent's customary business practices);

                  (ii) 25,000 of the Restricted Shares on or before the expiration of one year from the Closing; and

                  (iii) 50,000 of the Restricted Shares on or before the
                        expiration of two years from the Closing.

      (c) Each payment of cash or issuance of Restricted Shares shall be divided equally between the Sellers.


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

      (d) Each payment of cash or issuance of Restricted Shares shall be made to the respective Seller only if he remains employed by Acquiror on the due date for such payment.

      (e) The payments of cash and Restricted Shares made by Acquiror to Sellers at Closing shall be fully refundable to Acquiror in the event that the Sellers are not employed by the Acquiror on the due date for the first scheduled cash payment following the Closing.

      3.2 Return of Consideration upon Termination of Employment.

      If Sellers and Acquiror mutually agree to terminate the Employment
Agreements:

      (a) Certificates representing all of the Restricted Shares issued to each Seller shall be returned by such Sellers to WWES within fifteen days after the date of such termination.

      (b)   All cash payments made by Acquiror to Sellers in accordance with
            Section 3.1 above shall be fully refunded by Sellers to Acquiror within fifteen days after the date of such termination.

      (c) Contemporaneously with WWES' and/or Acquiror's receipt of such Restricted Shares and/or cash, as the case may be, the Acquiror shall take appropriate steps to re-convey the HOB Domain Name and Additional Domain Names to Sellers.

                                 IV. DELIVERIES

      4.1 The Sellers' Deliveries to Acquiror. The Sellers hereby deliver to Acquiror (duly executed by the Sellers where appropriate):

            (1) an instrument or instruments of conveyance in the form agreed upon including bills of sale, assignments and other instruments of conveyance pertaining to the Assets, all containing a general warranty of title as shall, in Acquiror's opinion, be necessary or appropriate to convey to the Acquiror all of the Assets;

            (2)   originals of all materials Contracts (as hereinafter defined);

            (3)   the Employment Agreements;


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

            (4) an opinion of counsel of the sellers in form and substance satisfactory to counsel for Acquiror;

            (5)   written Consents;

            (6) assignment documents necessary to assign the HOB Domain Name and Additional Domain Names from the Sellers to the Acquiror;

            (7) assignment documents necessary to assign all trademarks and tradenames from Sellers to Acquiror;

            (8) such other documents, at the Closing or subsequent, as may be requested by counsel for the Acquiror as necessary for the implementation and consummation of this Agreement and the other transactions contemplated hereby.

      4.2 Acquiror's Deliveries to Sellers. The Acquiror hereby delivers to the Sellers.

(1) the initial payment of $40,000 by check of WWES, payable $20,000 to the order of Gary Randall and Douglass Fischer, respectively.

(2) one stock certificate of WWES, representing 12,500 of the Restricted Shares, in the name of Gary Randall; and

(3) one stock certificate of WWES, representing 12,500 Restricted Shares, in the name of Douglass Fischer.


                      V. REPRESENTATIONS AND WARRANTIES OF
                                   THE SELLERS

      Except as set forth in the Disclosure Schedule, in addition to any other representations or warranties, the Sellers jointly and severally make the following representations and warranties to Acquiror and WWES on the date hereof with the knowledge and understanding that Acquiror and WWES are relying materially upon such representations and warranties. References to Schedule numbers shall refer to the subdivisions of the Disclosure Schedule.

      5.1 Business Organization. The Sellers, collectively, own 100% of the HOB Business, operating such business as a general partnership. There are no written agreements evidencing such relationship between the Sellers or other relationship or form of business organization with respect to the HOB Business or the Assets.


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      5.2 Authority. The Sellers have all the requisite power and authority to execute and delivery and perform their obligations under this Agreement and all related transactions as provided hereunder and upon execution and delivery, the Agreement is a valid and binding agreement, enforceable in accordance with its respective terms subject to the Enforceability Exception.

      5.3 Title to Assets; Absence of Liens. The Sellers, collectively, have good and marketable title to, or in the case of leases and licenses, valid and subsisting leasehold interest or licenses in, the Assets, including without limitation, all of the properties and assets that are shown on Schedule 2.1, in each case free and clear of any and all Liens. The Assets include all assets that are used or required to conduct the HOB Business.

      5.4 Contracts. Schedule 5.4 consists of a true and complete list of all Material Contracts, which relate to the HOB Business.

      Except as set forth on Schedule 5.4 (i) each Material Contract is a full force and effect and there is no default under any Material Contract either by any of the Sellers or, to the knowledge of the Sellers, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by either of the Sellers or to the knowledge of either of the Sellers, any other party of which could result in termination of a Material Agreement or which would provide the basis for a claim against either of the Sellers; (ii) no party to any such Material Contract has given notice to either of the Sellers of or made a claim against either of the Sellers with respect to any breach or default thereunder; and (iii) neither of the Sellers has received any payment from any contracting party in connection with, or as an inducement for, entering into any contract, agreement, commitment or instrument with the Sellers except for payment for actual services rendered or to be rendered by the Sellers, consistent with amounts historically charged for such service.

      Such schedule also lists all pending executed letters of intent. To the Knowledge of the Sellers none of the letters of intent have been canceled or terminated.

      5.5 Litigation. There is no claim, action, proceeding, or investigation pending or, to their Knowledge, threatened against or affecting the Sellers, the HOB Business, or any of the Assets before or by any court, arbitrator or governmental agency or authority (including Network Solutions, with respect to domain names) which, in their reasonable judgment, could have a Material Adverse Effect on the Sellers or the HOB Business. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against the Sellers, the HOB Business and with respect to any action or claim covered by insurance, the Sellers have complied with all requirements of any such policy which are conditions to the defense and continued defense of such claim or action. Neither the Sellers, the HOB Business or any person for whose acts or defaults in the matter it may be contractually or vicariously liable is involved in any civil criminal or arbitration proceedings or reference of any dispute to any expert and to the knowledge, information or belief of the Sellers no such proceeding is pending or threatened against the Sellers or the HOB Business and there are no facts likely to give rise to such proceedings or reference.

      5.6 No Conflict. The execution and delivery of this Agreement by the Sellers does not, and the consummation by the Sellers of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or in an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or Assets of the HOB Business under any (i) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the HOB Business or any of the Assets, or
(iii) except as set forth in Schedule 5.6, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Sellers are now a party or by which the Sellers or any of the properties or Assets of the HOB Business may be bound or affected, excluding from the foregoing clauses (i) and
(ii), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Material Adverse Effect.

      5.7 Financial Statements. No financial statements have ever been with respect tothe HOB Business.

      5.8 Compliance With Law.

      (a) The Sellers have complied and are presently complying, in all material respects, with all Laws applicable to them in all jurisdictions where the HOB Business is conducted or to which the Sellers or the HOB Business is subject, including, without limitation, all applicable laws regulating Internet commerce and the conduct of web sites generally. Sellers know of no pending or anticipated changes to such Laws that could cause the current business practices of the HOB Business to fall out of compliance with such Laws. The Sellers do not know of any assertion by any party that the HOB Business is in violation in any material respect of any such laws, rules, regulations, orders, restrictions or requirements with respect to its operations and no notice in that regard has been received by the Sellers.

      (b) The Sellers do not know of any (i) pending or anticipated changes to such Laws that could cause any of the HOB Business' current business practices to fall out of compliance with such Laws; or (ii) assertion by any party that the Sellers are in violation in any material respect of any such Laws, and no notice in that regard has been received.


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      (c) The HOB Business has all material governmental licenses, permits, consents, authorizations and approvals necessary for the Sellers' conduct of its business as currently conducted ("Government Licenses and Permits"). Schedule
5.8 includes a list of all Government Licenses and Permits and such Government Licenses and Permits are attached thereto. All Government Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or, to their knowledge, threatened. The Sellers know of no action, omission or policy which could form a reasonable basis for the loss of any such Government licensure or Permit. The HOB Business is not in breach of the terms or conditions of such licenses and consents and there are no pending or threatened proceedings which might in any way affect such licenses and consents. To the knowledge of the Sellers, there is no reason why any Government License or Permit should be suspended, threatened or revoked or be invalid.

      5.9 Employee Matters. Other than the Sellers, there are no employees of the HOB Business. The HOB Business has never maintained or contributed to any employee benefit plan, or any stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any other deferred compensation agreement, plan or funding arrangement, whether or not such plan has been terminated and whether or not such plan is of legally binding nature in the form of an informal understanding.

      5.10 Non Governmental Consents. Except with respect to the Consents listed in Schedule 5.10, no Consent of any third party is required pursuant to any Material Contract or by any non governmental third party to preserve any material right of the Sellers being transferred hereby or which relates to the HOB Business.

      5.11 Liabilities. The HOB Business does not have any Liabilities. Each of the Sellers severally represents and warrants that he has no Liabilities that are in any way related to theHOB Business or that could, in any event, affect the HOB Business.

      5.12 Governmental Approvals. Except with respect to any Consents listed in
Schedule 5.12 no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by the Sellers in the United States with any governmental authority, domestic or foreign, federal, state or local, is required in connection with the Sellers' execution, delivery and performance of this Agreement and consummation of the Acquisition, the continuation of the HOB Business as now conducted after the transfer of the Assets to Acquiror.

      5.13 Accounts Receivable. The HOB Business has no accounts receivable

      5.14 Condition of Assets. All personal property owned by Sellers included in the Assets and all personal property held pursuant to leases is in good operating condition and repair, subject only to ordinary wear and tear, has been operated, serviced and maintained properly within the recommendation and requirements of the manufacturer thereof (if any) and is suitable and


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appropriate for the use thereof made and proposed to be made by Sellers in their respective business operations. The personal property set forth on Schedule 5.14 comprise all of the personal property used in, or necessary the conduct of the HOB Business as presently conducted by it.

      5.15 [INTENTIONALLY OMITTED].

      5.16 [INTENTIONALLY OMITTED].

      5.17 Intellectual Property. Schedule 5.17 sets forth a complete and correct list and summary description of all trademarks, trade names, service marks, service names, brand names, know-how, copyrights, domain names, design, design rights and patents, and all other intellectual property rights whatsoever (the "Intellectual Property") and all registrations thereof and applications therefore, applicable to or used in the HOB Business (other than any of the foregoing relating to Software covered by paragraph 5.18 hereof). To the best of the knowledge and belief of the Sellers, the Sellers own or have the right or license to Intellectual Property necessary for the conduct of the HOB Business, including as set forth in the Material Contracts under Schedule 5.4. A complete list of all licenses granted by or to such entities with respect to any of the forgoing is set forth as a Material Contract as Schedule 5.4. Except as otherwise set forth in Schedule 5.17 all Intellectual Property is owned by the Sellers as applicable, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. The Sellers are currently not in receipt of any notice of any violation or infringements of, and are not knowingly violating or infringing, the rights of others with respect to Intellectual Property owned by it.

      5.18 Software.

            (a) Schedule 5.18 contains a complete and accurate list of all Software owned by the Sellers (the "Owned Software"). Except as set forth on
Schedule 5.18 the Sellers have exclusive title to the Owned Software, free and clear of all claims, including claims or rights of employees, agents, consultants, customers, licensees or other parties involved in the development, creation, documentation, marketing, maintenance, enhancement or licensing of such computer software, excluding licenses granted to third parties in the ordinary course of business. The Owned Software is not dependent on any Licensed Software (as defined in subsection 5.18 (b) below) in order to operate fully in the manner in which it is intended.

            The source code for Owned Software has not been published or otherwise knowingly disclosed. To the knowledge of the Sellers, no such other party has breached any obligation of confidentiality.


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

            (b) Schedule 5.18 contains a complete and accurate list of all Software under which the Sellers or HOB Business is a licensee, lessee or otherwise has obtained the right to use Software and the Sellers pay a royalty for the use of such Software (the "Licensed Software"). Schedule 5.18 also sets forth a list of all license fees, rents, royalties or other charges that a the Sellers are required or obligated to pay with respect to Licensed Software. The HOB Business has the right and license to use, sublicense, modify and copy Licensed Software, free and clear of any limitations or encumbrances pursuant to licenses, leases or other agreements constituting a Material Contract and listed in Schedule 5.18. The HOB Business is in material compliance with all provisions of each license, lease or other similar agreement pursuant to which it has rights to use the Licensed Software. Except as disclosed on Schedule 5.18, none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. The Sellers have not published or knowingly disclosed any Licensed Software to any other party.

            (c) The Owned Software and Licensed Software constitute all material software used in the HOB Business ("Acquired Company Software"). Except as set forth in Schedule 5.18, the transactions contemplated herein will not cause a breach or default under any licenses, leases or similar agreements relating to the Acquired Company Software. Except as set forth in Schedule 5.18, the Sellers are not knowingly infringing any intellectual property rights of any other person or entity with respect to the Acquired Company Software, and, to the knowledge of the Sellers, no other person or entity is infringing any intellectual property rights of the Sellers with respect to the Acquired Company Software.

      5.19 Investment Intent. Each of the Sellers hereby represents, warrants and agrees that such Seller will be acquiring any Restricted Shares to be issued in connection with this Acquisition for investment, for his own account, and not with a view to the distribution of the Restricted Shares. In such connection, each Seller further represents and warrants that he understands that WWES is issuing the Restricted Shares to such Seller in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act") and the rules and regulations thereunder. Each Seller agrees that the Restricted Shares may not be sold, transferred, pledged, hypothecated, assigned or otherwise disposed of by such Seller unless WWES shall have been supplied with evidence satisfactory to it and its counsel that such transfer is not in violation of the Act. Furthermore, each Seller understands that the certificates for the Restricted Shares shall bear an appropriate restrictive legend to reflect the foregoing restrictions and that stop transfer instructions will be placed against the Restricted Shares with respect thereto. Each Sellers consents to the placing of such legend on the certificates for the Restricted Shares.


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

                 IV. REPRESENTATIONS AND WARRANTIES OF ACQUIROR

      Acquiror represents and warrants to the Sellers as follows as of the date hereof, with the Knowledge and understanding that the Sellers are relying materially on such representations and warranties:

      6.1 Organization and Standing of Acquiror. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror has all requisite corporate power to carry on its business as it is now being conducted.

      6.2 Acquiror's Authority. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary action of the Board of Directors. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Acquiror the valid and binding obligations of Acquiror, enforceable in accordance with their respective terms.

      6.3 Governmental Approval; Consents No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Acquiror with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with Acquiror's execution, delivery and performance of this Agreement or the other agreements contemplated hereby.

      6.4 WWES SEC Reports. Acquiror has previously delivered to the Sellers true and complete copies of the reports filed by WWES with the Securities and Exchange Commission and listed on Schedule 6.4 (the "SEC Reports"). The SEC Reports do not contain any untrue statement of a material fact, or fail to state any material fact required to be stated therein or necessary to make the statements made therein not materially misleading and the financial statements therein fairly present the financial position and results of operations of on a consolidated or combined basis as of the dates and for the periods indicated.

      6.5 Adverse Developments. Except as set forth on Schedule 6.5, since September 30, 1999 there have been no materially adverse changes in the assets, properties, operations, prospects or financial condition of WWES and its subsidiaries considered as one enterprise, and no event has occurred other than in the ordinary and usual course of business or as set forth in the SEC Reports which could be reasonably expected to have a materially adverse effect upon WWES and its subsidiaries considered as one enterprise, and WWES does not know of any development or threatened development of a nature that will, or which could be reasonably expected to, have a materially adverse effect upon WWES and its subsidiaries considered as one enterprise.

      6.6 No Omissions or Untrue Statements. To Acquiror's Knowledge, no representation or warranty made by Acquiror in this Agreement (including the exhibits hereto) or in any schedule, certificate, or other instrument furnished or to be furnished by Acquiror to the Sellers pursuant hereto, or in connection with the transactions contemplated hereby, contains or will knowingly contain any untrue statement of a material fact, or omits or will knowingly omit to state a material fact necessary to make the statements contained herein or therein not misleading.

            VII. INDEMNIFICATION

      7.1 General. The Sellers, jointly and severally, shall indemnify, defend, and hold Acquiror and WWES harmless from and against any and all losses, costs, liabilities, damages, and expenses (including reasonable legal and other expenses incident thereto) of every kind, nature, and description, including any unassumed liabilities, and any undisclosed liabilities (collectively "Losses") that result from or arise out of (i) the breach of any representation or warranty of the Sellers set forth in this Agreement (including the exhibits hereto) or in any certificate or schedule, or other instrument delivered to Acquiror pursuant hereto; (ii) the breach of any of the covenants of the Sellers contained in this Agreement; (iii) any liability of the Sellers or the HOB Business with respect to the ownership or use of the Assets prior to the date hereof, whether or not such liability arises prior to, on or following the date hereof (as well as any liability arising under Section 9.1); or (iv) any Taxes of the HOB Business for any and all taxable periods of the HOB Business up to and including the date hereof , without regard to whether or not the existence of such tax liability would constitute a breach of a representation or warranty made by the Sellers hereunder.

      7.2 Claims Procedure. Should any claim covered by Section 7.1 be asserted against a party entitled to indemnification under this Article VII (the "Indemnitee"), the Indemnitee shall promptly notify the party obligated to make indemnification (the "Indemnitor"), provided that any delay or failure in notifying the Indemnitor shall not affect the Indemnitor's liability under this
Article VII if such delay or failure was not prejudicial to the Indemnitor. The Indemnitor upon receipt of such notice shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and the Indemnitee shall extend reasonable cooperation to the Indemnitor in connection with such defense. No settlement of any such claim shall be made without the consent of the Indemnitor, such consent not to be unreasonably withheld, nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete, and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail, within a reasonable time, to


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

defend a claim, the Indemnitee shall have the right to assume the defense thereof without prejudice to its rights to indemnification hereunder.

      7.3 Payment-Set Off. All amounts due hereunder shall be paid upon demand. Acquiror may set off against the payment obligation to Sellers set forth in
Section 3.1 above, any amounts unpaid hereunder and undisputed. If the Sellers dispute the payment of any amount claimed hereunder in writing within ten (10) days after demand then, in addition to any other remedies, Acquiror shall withhold payment of amounts due to Sellers set forth in Section 3.1 above, until resolution of any dispute. In the event any dispute herein is litigated, the losing party shall bear all costs of litigation including reasonable attorneys' fees, and costs of experts. Interest on any improperly withheld amount by either party shall accrue at Citibank's prime rate in effect for such period.

                          VIII. POST-CLOSING COVENANTS

      8.1 No Transferee Liability. The parties agree that neither Acquiror nor WWES will by virtue of the transactions contemplated hereby assume any liabilities or obligations of the Sellers whatsoever and, accordingly, the Sellers agree both prior and subsequent to the Closing to take all actions which Acquiror and WWES may reasonably request so as to fully protect Acquiror and WWES from and against any and all transferee liability arising out of the Acquisition.

      8.2 Preservation of Records. Acquiror and Sellers each covenant that they will preserve and make reasonably available to the other party, its attorneys and accountants, for six (6) years from and after the Closing Date and during normal business hours, such of the books, records, files, correspondence, memoranda and other documents (collectively, the "Records") they may possess as the other party may reasonably require in connection with any legitimate purpose, including, but not limited to, the preparation of tax reports and returns and the preparation of financial statements provided, however, that the parties shall not be required to furnish information reflecting attorney-client communications or attorney work product. After the sixth anniversary of Closing Date, neither Acquiror or Seller shall dispose of any of the Records, without giving the other party at least thirty (30) days' prior notice of its intention to do so. Such other party may, by written notice, request that such Records be retained and such Records shall be transferred to the other party at such other party's expense.

      8.3 Payment of Taxes The Sellers will cause to be prepared and filed all Returns required to be filed relating to the Assets or the HOB Business for periods prior to the date hereof. The Sellers will be solely responsible for and will pay all Taxes relating to the Assets or the HOB Business for periods prior to or ending on the date hereof including any Taxes resulting from the transactions contemplated herein, including any transfer tax.

      8.4 Brokers' Fees. Sellers and Acquiror shall save and hold the other harmless from any claims made against the other on account of their acts or alleged acts from any person for any other agent's, broker's or finder's fee or commission incurred in connection with the transactions contemplated by this Agreement. The provisions of this Section 8.4 (and not the provisions of Article
VII) shall apply to any claim with the scope of the proceeding sentence.

      8.5 Further Assurances. From time to time, as Acquiror may reasonably request in writing, whether at or after the Closing and without further consideration, the Sellers, at their expense, will execute and deliver such further instruments of conveyance, transfer and confirmation and take such other action as Acquiror may reasonably request in order more effectively to convey, confirm and transfer to Acquiror of any of the Assets to be acquired.

                                IX. MISCELLANEOUS

      9.1 Waiver of Bulk Sales Law Compliance; Indemnity. Acquiror and WWES hereby waive compliance with any applicable bulk sales laws. The Sellers, jointly and severally, agree to fully indemnify WWES or Acquisor without any deductible, for any and all liabilities, expenses and costs resulting from the parties' failure to fully comply with applicable bulk sales laws.

      9.2 Expenses. Each party shall pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including all fees and expenses of its counsel and accountants for all activities of such counsel and accountants undertaken pursuant to this Agreement, whether or not the transactions contemplated hereby are consummated.

      9.3 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement (including the exhibits hereto) or in any schedule, certificate or other instrument delivered by or on behalf of the Sellers or the HOB Business pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties, agreements and covenants by the Sellers or the Acquiror, as the case may be, hereunder. All representations, warranties, and covenants made by all parties to this Agreement or pursuant hereto, shall survive the Closing.

      9.4 Succession and Assignments; Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except for WWES, there are no third party beneficiaries of this Agreement.

      The provisions of this Section shall not apply to the acquisition of the Assets and the HOB Business by a different wholly owned subsidiary corporation of WWES, or to the transfer following such acquisition, to any affiliate of WWES. Without limiting the generality of the preceding sentence, references to the Acquiror shall be deemed to include references to any other subsidiary of WWES.

      9.5 Accuracy of Documents. All documents delivered by the Sellers to Acquiror , and by Acquiror to the Sellers, as photocopies faithfully reproduce the originals thereof, and such originals are authentic and were, to the extent execution was required, duly executed.

      9.6 Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be personally delivered by a nationally recognized express courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section).

            (a)   To the Sellers at their address first set forth above

                  Fax:

                  With a copy to:

                                    , Esq.

                  Fax:

            (b)   To Acquiror and WWES at their address first set forth above:

                  Fax (973) 325-3244

                  With a copy to:
                  Parker Duryee Rosoff & Haft
                  529 Fifth Avenue
                  New York, NY 10017
                  Attn: John W. LaRocca, Esq.
                  Fax: 212-972-9487

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth business day following the date deposited with the United States Postal Service, or (iii) twenty-four hours after shipment by such courier service.

      9.7 Instruction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

      9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

      9.9 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

      9.10 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges and supersedes any and all previous communications, representations, warranties, understandings, agreements, oral or written and can not be amended or changed except in writing, signed by the parties.

      9.11 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

      9.12 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.


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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        WORLDWIDE HOUSE OF BOXING.COM INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: Chairman


                                        WORLDWIDE ENTERTAINMENT &
                                        SPORTS CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: Chairman & CEO


                                        ----------------------------------------
                                        GARY RANDALL


                                        ----------------------------------------
                                        DOUGLASS FISCHER


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